UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 25, 2012

Date of Report (Date of earliest event reported)

Nano Mask, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880, Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

209-275-9270

Registrant's telephone number, including area code

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nano Mask, Inc. (the “Company”) has accepted the resignation of Director Mark Cox effective September 30, 2012. Mr. Cox has resigned for personal reasons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 5, 2012

Nano Mask, Inc.

By:  /S/ Edward J. Suydam

Edward Suydam, CEO and President